Exhibit 10.3


Date

Dear ________:

It is my pleasure to congratulate you for being selected to participate in the Long Term Performance Award Program (the "Program") under The 2001 Stanley Works Long-Term Incentive Plan. This Program is intended to provide substantial, equity-based rewards for specified full-time members of our senior executive team, provided specific Corporate goals are achieved during the Program's three year measurement period (January 2, 2005 through December 29, 2007).

In conjunction with our short-term variable compensation program (MICP) and our stock option program, the Program is an important addition to your total compensation package, and provides a strong additional incentive to continue increasing shareholder value.

Bonus Opportunity

Each participant will have an opportunity to earn a number of Performance Shares
(PS) based upon achievement of corporate financial goals, and may earn additional performance shares if the corporate financial goals are exceeded. Each PS unit represents one share of Stanley Common Stock and, accordingly, the potential value of a participant's performance award under the Program may increase if our stock price appreciates over the measurement period.

Each participant is allocated a threshold, target and maximum number of PS units based upon assigned percentages of his or her annual base salary, at the rate in effect as of January 2, 2005. The initial value of each PS unit is $45.98, the average of the high and low price of Stanley stock on February 23, 2005.

Your performance award covers the following number of PS units:

     -----------------------------------------------------------------------
                   Threshold             Target                Max
     -----------------------------------------------------------------------
     % of Pay
     -----------------------------------------------------------------------
     # PS
     -----------------------------------------------------------------------

Vesting and Settlement

Performance awards will become vested at the time of settlement to the extent that the applicable performance metrics have been achieved and provided that the participant is continuously employed by Stanley until such time. Performance awards will be settled in shares of Stanley stock as soon as practicable following the end of the measurement period. The shares will be distributed in the form of restricted stock to the extent the participant does not hold the number of shares specified in the minimum stock ownership guidelines for executives at the time of settlement. Participants will be entitled to vote and receive dividends on restricted stock following the date of distribution.

The Minimum Ownership Guidelines are as follows:

                     Position           Multiple of Base Salary
                     --------           -----------------------

                     CEO                         3X

                     EVP/SVP                     2X

                     Level 3                     1X

If a participant's employment with Stanley terminates due to his or her retirement, death or disability prior to the date the performance awards are settled, the participant's performance award will be pro-rated based on the number of days in the measurement period that the participant was employed by Stanley. The participant's pro-rated performance award will be settled at the same time as performance awards for active participants are settled, to the extent the applicable performance metrics have been achieved. Pro-rated performance awards will be settled in the form of unrestricted shares of Stanley common stock. A participant whose employment with Stanley terminates prior to the date of settlement for any other reason will forfeit all rights in respect of his or her performance award and will not be entitled to receive any shares of Stanley stock or other payment under the Program.

Financial Measurements

The Corporate financial goals for this Program will consist of two equally weighted metrics, one based on EPS and one based on ROCE.

Although this summary includes the key aspects of the Program, it is not intended to represent a full accounting of the rules and regulations applicable to the Program and is subject to the terms described in the enclosed Terms and Conditions Applicable to Long Term Performance Awards and the Stanley Works 2001 Long-Term Incentive Plan, which together with this document govern the Program.

If you have any questions, please call me, Jim Loree or Mark Mathieu. Once again, thank you for your continued support and congratulations on being selected to participate in this important Program.

Best regards,